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                                                           EXHIBIT 10.8


                                                                [EXECUTION COPY]





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                                 FIRST AMENDMENT
                 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                            dated as of May 26, 2000

                                      among

                           MARKWEST HYDROCARBON, INC.,
                                as the Borrower,

                                       and

                    CERTAIN COMMERCIAL LENDING INSTITUTIONS,
                                 as the Lenders,

                                       and

                             BANK OF AMERICA, N.A.,
           as the Administrative and Syndication Agent for the Lenders


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                                 FIRST AMENDMENT
                 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 26, 2000 (this "AMENDMENT"), is among MARKWEST HYDROCARBON, INC., a Delaware corporation (the "BORROWER"), the various commercial lending institutions as are or may become parties hereto (the "LENDERS"), and BANK OF AMERICA, N.A., as the Administrative Agent and Syndication Agent for the Lenders (in such capacity, "AGENT").

                              W I T N E S S E T H:

     1. Borrower, Lenders and Agent have heretofore entered into that certain Second Amended and Restated Credit Agreement, dated as of September 29, 1999 (the "CREDIT AGREEMENT").

     2. The parties to the Credit Agreement intend to amend the Credit Agreement to add additional Lenders as parties to the Credit Agreement and to otherwise amend the Credit Agreement as follows:

     II.  AMENDMENTS TO CREDIT AGREEMENT.

     A. SECTION 1.1 of the Credit Agreement is hereby amended by adding the following definitions of "First Amendment", "Frac Spread", "Keep Whole Contract" and "Siloam Plant" in appropriate alphabetical order:

     " "FIRST AMENDMENT" means that certain First Amendment to Second Amended and Restated Credit Agreement, dated as of May 26, 2000, among the Borrower, the Lenders, and the Agent."

     " "FRAC SPREAD" means the sum of (i) the sales price per gallon received by the Borrower and its Subsidiaries with respect to the sale of natural gas liquids produced at the Siloam Plant pursuant to Keep Whole Contracts LESS
     (ii) the cost per gallon of natural gas paid by the Borrower and its Subsidiaries with respect to the sale of natural gas liquids produced at the Siloam Plant pursuant to Keep Whole Contracts."

     " "KEEP WHOLE CONTRACT" means any contract which requires Borrower to replace the energy content for natural gas liquids extracted from gas received by Borrower from producers with natural gas."

     " "SILOAM PLANT" means the fractionation plant covered by the Siloam Mortgage."
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     B.   The definitions of "Conversion Date", "Lenders", "Reducing Loan
Commitment Amount", "Reducing Loan Commitment Termination Date", "Revolving Loan Commitment Amount", "Revolving Loan Commitment Termination Date", and "Stated Maturity Date" appearing in SECTION 1.1 of the Credit Agreement are hereby amended in their entirety to the followings:

     " "CONVERSION DATE" means the date the initial Reducing Loan is made pursuant to the terms hereof which shall be December 31, 2002 if a Commitment Termination Event has not previously occurred."

     " "LENDERS" means each financial institution listed on the signature pages of the First Amendment, and each other financial institution that becomes a party to this Agreement."

     " "REDUCING LOAN COMMITMENT AMOUNT" means an amount equal to the lesser of
     (i) $65,000,000 or (ii) the aggregate amount of Revolving Loans outstanding on the Conversion Date, as such amount may be reduced from time to time pursuant to SECTION 2.2."

     " "REDUCING LOAN COMMITMENT TERMINATION DATE" means the earliest of (a) December 31, 2006; (b) the date on which the Reducing Loan Commitment Amount is terminated in full or reduced to zero pursuant to SECTION 2.2; and (c) the date on which any Commitment Termination Event occurs. Upon the occurrence of any event described in CLAUSE (b) or (c), the Revolving Loan Commitments shall terminate automatically and without any further action."

     " "REVOLVING LOAN COMMITMENT AMOUNT" means, on any date, $65,000,000, as such amount may be reduced from time to time pursuant to SECTION 2.2."

     " "REVOLVING LOAN COMMITMENT TERMINATION DATE" means the earliest of (a) December 31, 2002; (b) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to SECTION 2.2; and (c) the date on which any Commitment Termination Event occurs. Upon the occurrence of any event described in CLAUSE (b) or (c), the Revolving Loan Commitments shall terminate automatically and without any further action."

     " "STATED MATURITY DATE"means (a) in the case of any Revolving Loan, December 31, 2002, (b) in the case of any Letter of Credit, December 31, 2006 and (c) in the case of any Reducing Loan, December 31, 2006."

     C. SECTION 3.1.4 of the Credit Agreement is hereby amended in its entirety to the following:

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     " SECTION 3.1.4. MANDATORY AS TO MANDATORY PREPAYMENT RATIO. In the event that the Borrower's Mandatory Prepayment Ratio is at any time greater than
     (i) for the period from May 26, 2000 through December 31, 2000, 4.00 to 1.0, (ii) for the period from January 1, 2001 through December 31, 2001,
     3.50 to 1.0, and (iii) on or after January 1, 2002, 3.00 to 1.0, the Borrower shall be required to make a mandatory prepayment with respect to outstanding Loans in an amount equal to the amount necessary for the Borrower to return to compliance with the required Mandatory Prepayment Ratio (the "MPR AMOUNT"). Borrower shall have the option to make such mandatory prepayment of the MPR Amount either (a) immediately on the date of the Borrower's failure to comply with the Mandatory Prepayment Ratio or
     (b) in up to six (6) equal monthly installments with the first such mandatory prepayment being due immediately on the date of such non-compliance and, assuming that the Borrower remains out of compliance with the Mandatory Prepayment Ratio, each subsequent payment shall be due and payable to the Agent on the monthly anniversary of the Borrower's failure to comply with the Mandatory Prepayment Ratio."

     D. SECTION 7.1.8 of the Credit Agreement is hereby amended in its entirety to the following:

     " SECTION 7.1.8 COMPLIANCE WITH HEDGING POLICY. (a) Borrower shall at all times comply with, and perform any and all obligations and actions set forth in, the terms and provisions of the Hedging Policy.

          (b) At all times during the 2000 calendar year, Borrower shall have entered into Hedging Agreements (the "FRAC SPREAD HEDGING AGREEMENTS") for the period from May 2000 through December 2000 satisfactory to the Agent, which together with actual results for the period from January 2000 through April 2000, result in Borrower having an expected average Frac Spread of at least $0.20 per gallon for the 2000 calendar year with respect to at least sixty percent (60%) of natural gas liquids volumes fractionated at the Siloam Plant pursuant to Keep Whole Contracts. Any certificate delivered by the Borrower pursuant to SECTION 7.1.1(c) and relating to the 2000 calendar year shall contain a representation by the Borrower that Borrower is in compliance with this SECTION 7.1.8 in all respects."

     E. The Credit Agreement is hereby amended by replacing EXHIBIT X to the Credit Agreement with EXHIBIT X to this First Amendment.

     F. After giving effect to, and as of the date of, this Amendment, the applicable "Percentage" for (i) Bank of America, N.A. shall be 38.46153846%,
(ii) U.S. Bank, National Association shall be 38.46153846%, and (iii) KeyBank National Association shall be 23.07692308%.

                                       3
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     III. EFFECTIVENESS. This Amendment shall become effective as of the date hereof when Agent shall have received:

     A. Counterparts hereof duly executed by Borrower, the Lenders and Agent (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic, telex, or other written confirmation from such party of execution of a counterpart hereof by such party);

     B. Notes of even date herewith payable to the order of each Lender duly executed by Borrower in the original principal amount of each Lender's Commitment;

     C. The fees set forth in that certain Fee Letter of even date herewith between Borrower and Agent;

     D. A mortgagee title policy insuring the properties covered by the Kenova Mortgage, in form and substance and from title companies satisfactory to the Agent; and

     E. Satisfactory evidence that Borrower is in compliance with SECTION 7.1.8(b) of the Credit Agreement.

Upon effectiveness of this Amendment, each Lender or Agent signatory to this Amendment shall for all purposes be a Lender or an Agent, respectively, party to the Credit Agreement as amended by this Amendment and any other Loan Documents executed by the Lenders or the Agents, respectively, and shall have the rights and obligations of a Lender or an Agent, respectively, under the Loan Documents to the same extent as if they were originally parties to the Credit Agreement, and no further consent or action by the Borrower, the Lenders or the Agent or any other agent shall be required and the Banks shall have the Commitments set forth in SECTION II.E of this Amendment.

     IV. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. To induce Lenders and Agent to enter into this Amendment, Borrower hereby reaffirms, as of the date hereof, its representations and warranties in their entirety contained in
ARTICLE VI of the Credit Agreement and in all other documents executed pursuant thereto (except to the extent such representations and warranties relate solely to an earlier date) and additionally represents and warrants as follows:

          (i) Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority, permits and approvals, and is in good standing to conduct its business in each jurisdiction in which its business is conducted.

          (ii) Borrower has the corporate power and authority and legal right to execute and deliver this Amendment and to perform its obligations hereunder. The execution and delivery by Borrower of this Amendment and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings, and this Amendment and the

                                       4
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     Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

          (iii) No Default or Event of Default has occurred and is continuing as of the date hereof.

          (iv) There has been no material adverse change (a) in the financial condition, operations, assets, businesses, properties or prospects of Borrower and its Subsidiaries from September 29, 1999, except as otherwise disclosed in compliance with Section 7.1.1 of the Credit Agreement, (b) affecting the rights and remedies of Lenders under and in connection with this Amendment and the Credit Agreement, as amended by this Amendment, or
     (c) in the ability of Borrower to perform its obligations under this Amendment or the Credit Agreement, as amended by this Amendment.

          (v) There is no pending or, to the knowledge of Borrower, threatened litigation, action, proceeding, or labor controversy affecting Borrower or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which may materially adversely affect the financial condition, operations, assets, business, properties or prospects of Borrower or any Subsidiary or which purports to affect the legality, validity or enforceability of this Amendment, Credit Agreement, the Notes or any other Loan Document, except as disclosed in ITEM 6.7 ("Litigation") of the Disclosure Schedule to the Credit Agreement and as supplemented in the Borrower's monthly financial report delivered pursuant to Section 7.1.1(a) of the Credit Agreement.

          (vi) Borrower has not amended its Hedging Policy dated as of January, 2000, which is attached as EXHIBIT X to the Credit Agreement and to this Amendment, and such Hedging Policy is in full force and effect as of the date of this First Amendment.

     V. DEFINED TERMS. Except as amended hereby, terms used herein when defined in the Credit Agreement shall have the same meanings herein unless the context otherwise requires.

     VI. REAFFIRMATION OF CREDIT AGREEMENT. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

     VII. GOVERNING LAW. THIS AMENDMENT, THE CREDIT AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. All obligations of the Borrower and rights of Lenders and Agent and

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any other holders of the Notes expressed herein shall be in addition to and not in limitation of those provided by applicable law.

     VIII. SEVERABILITY OF PROVISIONS. Any provision in this Amendment that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Amendment are declared to be severable.

     IX. COUNTERPARTS. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

     X. HEADINGS. Article and section headings in this Amendment are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Amendment.

     XI. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     XII. NOTICE. THIS WRITTEN AMENDMENT TOGETHER WITH THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                       6
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                   MARKWEST HYDROCARBON, INC.


                                   By:
                                      ----------------------------------
                                   Name: Gerry Tywoniuk
                                   Title: Vice President of Finance



                                      S-1
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                                   BANK OF AMERICA, N.A., as Administrative
                                   Agent, Syndication Agent and a Lender


                                   By:
                                      ----------------------------------
                                   Name:
                                   Title:

                                      S-2
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                                   U.S. BANK, NATIONAL ASSOCIATION, as a Lender


                                   By:
                                      ----------------------------------
                                   Name:
                                   Title:

                                   KEYBANK NATIONAL ASSOCIATION, as a Lender


                                   By:
                                      ----------------------------------
                                   Name:
                                   Title:



                                      S-4
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                                                                       EXHIBIT X


                                 HEDGING POLICY

                                [to be attached]









                               Exhibit X - Page 1